UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Alector, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38792	82-2933343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd. Suite 600
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 231-5660

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALEC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2026, Alector, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), pursuant to which the Company may offer and sell from time to time through TD Cowen up to $125,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in such share amounts as the Company may specify by notice to TD Cowen, in accordance with the terms and conditions set forth in the Sales Agreement.

Sales, if any, of the Shares pursuant to the Sales Agreement may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Global Select Market, or sales made to or through a market maker other than on an exchange. Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any single trading day, and any minimum price below which sales may not be made. The Company is not obligated to sell any Shares under the Sales Agreement.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-294241) which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 30, 2026. The Company filed a prospectus supplement, dated May 7, 2026, with the Commission in connection with the offer and sale of the Shares.

The Company may terminate the Sales Agreement upon 10 days’ written notice to TD Cowen in its sole discretion at any time or by TD Cowen upon 10 days’ written notice to us in its sole discretion at any time and immediately, upon written notice under certain circumstances, including but not limited to, the occurrence of a Material Adverse Change, as defined in the Sales Agreement.

The Sales Agreement contains customary representations, warranties, and agreements by us, and indemnification rights and obligations of the parties. The Sales Agreement provides that TD Cowen will be entitled to compensation for their services of up to 3.0% of the gross sales price per share of all shares sold through TD Cowen under the Sales Agreement. Under the terms of the Sales Agreement, the Company agreed to indemnify TD Cowen against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, to contribute to payments TD Cowen may be required to make in respect of these liabilities, and to reimburse TD Cowen for certain expenses. In the ordinary course of business, TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

The Company intends to use the net proceeds from the sale, if any, of the securities offered in the offering for general corporate purposes, including research, development and manufacturing of the Company’s product candidates, working capital, capital expenditures, other corporate expenses and acquisitions of, or strategic transactions in, complementary products, technologies, or businesses. The Company does not have agreements or commitments for any specific acquisitions or strategic transactions at this time.

The above summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the shares of Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1*	Sales Agreement, dated May 7, 2026, by and between Alector, Inc., and TD Securities (USA) LLC

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALECTOR, INC.

Date: May 7, 2026	By:	/s/ Arnon Rosenthal
Arnon Rosenthal, Ph.D. Co-founder and Chief Executive Officer